Page 13 of 17 Pages

                                                                       Exhibit 2
                         Registration Rights Agreement


         This Registration Rights Agreement (the Agreement) is made and entered into as of December 8th, 1998 by and between Imperial Petroleum Recovery Corporation, a Nevada corporation (the Company), and Maya LLC, a Nevada limited liability company (the Holder).

         This Agreement is made in connection with the private sale of 125,000 shares of the Company's common stock, $.001 par value per share (together with any other equity securities that may be issued by the Company with respect to or in substitution for such common stock, the Common Stock) and a Warrant to purchase up to 875,000 shares of the Common Stock (the Warrant) pursuant to a Subscription Agreement between the Company and the Holder effective as of December 8th, 1998 (the Subscription Agreement). To induce the Holder to enter into the Subscription Agreement, the Company has agreed to provide the Holder with the registration rights set forth in this Agreement. The execution and delivery of this Agreement are conditions of the closing under the Subscription Agreement.

        In consideration of the foregoing, the parties hereto agree as follows:

        1. Registration under the Securities Act of 1933.

         (a) If before the earlier of December 8th, 2004 and the date on which 85% or more of the aggregate of the 125,000 shares of Common Stock purchased under the Subscription Agreement and the 875,000 shares of Common Stock purchasable under the Warrant (together with the 125,000 shares of Common Stock purchased under the Subscription Agreement, the Registrable Shares) may be sold without regard to the volume limitations in Rule 144(e) under the Securities Act of 1933, as amended (the Securities Act), or any successor provision, the Holder requests that the Company file a registration statement under the Securities Act covering the public offer and sale of the Registrable Shares, the Company will
(i) promptly notify all the holders of Registrable Shares that such registration statement will be filed and that all Registrable Shares will be included in the registration statement at each such holder's request if such request is received within 30 days of the notice to the holder, (ii) cause such registration statement to cover all Registrable Shares which it has been so requested to include, (iii) use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable, and (iv) take all other action necessary under any federal or state law or regulation of any governmental authority to permit all Registrable Shares that it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will maintain compliance with each such federal and state law and regulation for 180 days or for the period necessary for the requesting holders to effect their proposed sales or other dispositions, whichever is shorter. The Company shall be required to effect a registration pursuant to this Subsection 1(a) with respect to the Registrable Shares on one occasion only.

        (b) If at any time the Holder or any holder of Registrable Shares agrees to bear the out-of-pocket costs to the Company solely attributable to the registration of Registrable Shares of the Holder or holder, such Holder or holders shall notify the company and the Company will (i) promptly prepare and file a registration statement under the Securities Act and include therein all Registrable Shares requested by the Holder or holder to be so included, (ii) use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable, (iii) take all other action necessary


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                                                             Page 14 of 17 Pages

under any federal or state law or regulation of any governmental authority to permit all Registrable Shares included in the registration statement to be sold or otherwise disposed of, and (iv) maintain compliance with each such federal and state law and regulation for the period necessary for the Holder or holder to effect its proposed sale or other disposition.

        (c) The Company shall not be obligated, however, to take any actions pursuant to Subsection 1(a) or Subsection 1(b):

                (i) In any particular jurisdiction (A) in which the Company would be required to execute a general consent to service of process in effecting registration, qualification, or compliance unless the Company is already subject to general service in such jurisdiction and except as may be required by the Securities Act or (B) which refuses to qualify the shares of the Common Stock after the Company has duly applied for such qualification and has taken all commercially reasonable steps necessa effect such qualification.

                (ii) During the period starting with the date 60 days before the Company's estimated date of filing of, and ending on the date 90 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration on Form S-4 or S-8 or successor forms) if the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective and the Company's estimate of the date of filing the registration statement is made in good faith.

                (iii) If the Company furnishes to the requesting Holder or holders or their representative a certificate signed by its President stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company's obligation to take any actions pursuant to Subsection 1(a) or Subsection 1(b) shall be deferred for a period not to exceed 90 days from the date of receipt of the written request from the Holder or holders.

                (iv) If the Company determines that compliance with the request for registration will not permit the use of regular audited year-end financial statements with supplemental short period financial statements. In such a case, however, the Company may only postpone a registration under Subsection 1(a) or Subsection 1(b) for the period of time, not exceeding 90 days, that will permit their use, unless the Holder or holders proposing to distribute shares agree to bear the costs of any special audits.

        (d) Notwithstanding anything herein to the contrary, if the holders proposing to distribute their Registrable Shares desire a registration requested pursuant to Subsection 1(a) or 1(b) to involve an underwriting, such holders shall so advise the Company as part of the notice given pursuant to Subsection 1(a) or 1(b) and shall have the right to select the underwriter or underwriters, which choice shall be subject to the approval by the Company.


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                                                             Page 15 of 17 Pages

        (e) The Company shall (together with all holders proposing to distribute their Registrable Shares through such underwriting) enter into an underwriting agreement in customary form with any managing underwriter selected for such underwriting pursuant to Subsection 1(d). Notwithstanding any other provision of this Section 1, if the managing underwriter advises the holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company will so advise all holders of Registrable Shares and the number of Registrable Shares that may be included in the registration and underwriting will be allocated among all holders thereof in proportion as nearly as practicable to the respective amounts of Registrable Shares requested to be included by such holders at the time of filing the registration statement. No Registrable Shares excluded from the underwriting by reason of the underwriter's marketing limitation are required to be included in such registration, and the Registrable Shares so excluded will no longer be entitled to be registered on demand of the holders thereof under the terms of Subsection 1(a). To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any holder to the nearest 100 shares. If any holder of Registrable Shares disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company.

        (f) If at any time and from time to time within two years after the last purchase of Registrable Shares under the Warrant, the Board of Directors of the Company authorizes the filing of a registration statement under the Securities Act (otherwise than under Subsection 1(a) or Subsection 1(b) hereof and other than a registration statement on Form S-4 or Form S-8 or other form that may not be used by the holders to distribute their Registrable Shares) in connection with the proposed offer of any of its equity securities by it or any of its security holders, the Company will (i) promptly notify the Holder of this Warrant and each holder of Registrable Shares that such registration statement will be filed and that Registrable Shares will, at such holder's request within 20 days of the giving of notice to the holder, be included in such registration statement, (ii) include in the securities covered by such registration statement all Registrable Shares that it has been so requested to include, (iii) use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable, and (iv) take all other action necessary under any federal or state law or regulation of any governmental authority to permit all Registrable Shares that it has been requested to include in such registration statement to be sold or otherwise disposed of, and will maintain compliance with each such federal and state law and regulation for the period necessary for such holders to effect the proposed sale or other disposition, but shall not be required to maintain such compliance for longer than 90 days. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the holders. In such event, the right of any holder to registration shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Shares in the underwriting to the extent provided herein. All holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision herein, if the managing underwriter determines that marketing



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                                                             Page 16 of 17 Pages

factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit such Registrable Shares to be included in such registration, it being understood that the shares proposed to be sold by the Company and such security holders in such underwriting shall be given priority and shall not be subject to any such limitation applicable to Registrable Shares. The Company shall so advise all holders of Registrable Shares proposing to distribute securities through such underwriting, and the number of Registrable Shares that may be included in the registration and underwriting shall be allocated among all such holders in proportion, as nearly as practicable, to the respective amount of Registrable Shares proposed be distributed by each such holder.

        (g) Whenever the Company is required pursuant to the provisions of this
Section 1 to include shares in a registration statement, the Company is required to (i) furnish each holder of Registrable Shares included in the registration statement and each underwriter with such copies of the prospectus, including any preliminary prospectus, conforming to the Securities Act (and such other documents as each such holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the shares, (ii) use its best efforts to register or qualify such Registrable Shares under the law (to the extent applicable) of such jurisdictions as such holders and each underwriter of shares being sold by such holders shall reasonably request, and (iii) take such other actions as may be reasonably necessary or advisable to enable such holders and such underwriters to consummate the sale or distribution in such jurisdictions in which such holders shall have reasonably requested that the shares be sold.

        (h) The Company shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of Subsection 1(a) or Subsection 1(f), other than (i) underwriting discounts and applicable transfer taxes relating to the Registrable Shares and (ii) fees and expenses of counsel, accountants, advisers, and other persons separately retained by the holders of Registrable Shares included in the registration statement.

        (i) The Company will agree to indemnify the holders of Registrable Shares that are included in each registration statement filed pursuant to this
Section 1 and such holders will agree to indemnify the Company and any underwriters, to the extent customary.

        (j) The Holder shall have no right to take any action to restrain, enjoin, or otherwise delay any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

        (k) The holders of Registrable Shares included in any registration shall, as a condition precedent to the Company's obligation to register such securities, furnish to the Company such information regarding themselves, the shares of Common Stock held by them, and the distribution proposed by such holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Agreement. At the request of the Company, each holder who is including any Registrable Shares in the registration shall deposit in escrow with an escrow agent chosen by the Company those Registrable Shares that such Holder proposes to sell, accompanied by an irrevocable power of attorney authorizing the escrow agent to, without limitation, sell such Registrable Shares to the underwriter upon the effectiveness of the registration statement.



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                                                             Page 17 of 17 Pages

        2. Transferability. This Agreement is transferable or assignable by the Holder in whole, but not in part.

        3. Communications. No notice, or other communication under this Agreement shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given or delivered if and when, the same is in writing and is physically delivered or mailed by first-class mail, postage prepaid, addressed to:

                        (a) the Company at 1531 Vantage Parkway West, Suite 160, Houston, Texas 77032, or such other address as the Company has designated in writing to the Holder, or

                        (b) the Holder at 2325-A Renaissance Drive, Las Vegas, Nevada 89119, or such other address as the Holder has designated in writing to the Company.

        4. Headings. The headings of this Agreement have been inserted as a matter of convenience and shall not affect the construction hereof.

        5. Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada, without giving effect to the principles of conflicts of law thereof.

        IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be signed this 8th day of December, 1998.


                                           IMPERIAL PETROLEUM RECOVERY
                                             CORPORATION


                                           By: /s/ C. Brent Kartchner
                                               ---------------------------
                                                   C. Brent Kartchner
                                                      Vice President


                                           MAYA LLC


                                           By: /s/ Rex H. Lewis, Manager
                                               ----------------------------
                                                   Rex H. Lewis
                                                   Managing Member

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